UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
July 17, 2012 (July 13, 2012)

Commission File Number:  001-34269

SHARPS COMPLIANCE CORP.
(Exact name of registrant as specified in its charter)

Delaware	74-2657168
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9220 Kirby Drive, Suite 500, Houston, Texas	77054
(Address of principal executive offices)	(Zip Code)

(713) 432-0300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant.

On July 13, 2012, Sharps Compliance, Inc. (a wholly–owned subsidiary of Sharps Compliance Corp., herein referred to as the “Company”) executed the First Amendment to Credit Agreement (the “Amendment”) with Wells Fargo Bank, National Association (the “Bank”) which extends the maturity date of the Credit Agreement (the “Credit Agreement”) executed on July 15, 2010 from July 15, 2012 to July 15, 2014.

Pursuant to the Amendment, the aggregate principal amount of advances outstanding at any time under the Credit Agreement shall not exceed the Borrowing Base which is equal to (i) 80% of Eligible Accounts Receivable (as defined in the Amendment) plus (ii) 40% of Eligible Inventory (as defined in the Amendment).

The Amendment and Credit Agreement contain affirmative and negative covenants that, among other things, require the Company to maintain a minimum level of tangible net worth, maintain a minimum ratio of liabilities to tangible net worth and achieve positive net income on an annual basis beginning with the fiscal year ending June 30, 2013. The Amendment and Credit Agreement also contain customary events of default.  Upon the occurrence of an event of default that remains uncured after any applicable cure period, the lenders’ commitment to make further loans may terminate and the Company may be required to make immediate repayment of all indebtedness to the lenders.

The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

 Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	First Amendment to Credit Agreement dated July 13, 2012, by and between Sharps Compliance, Inc. and Wells Fargo Bank, National Association.

10.2	Line of Credit Note dated July 13, 2012, by and between Sharps Compliance, Inc. and Wells Fargo Bank, National Association.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REGISTRANT:

Dated: July 17, 2012	Sharps Compliance Inc.
By: /s/ DIANA P. DIAZ
Vice President and Chief Financial Officer

Index to Exhibits

10.1	First Amendment to Credit Agreement dated July 13, 2012, by and between Sharps Compliance, Inc. and Wells Fargo Bank, National Association

10.2	Line of Credit Note dated July 13, 2012, by and between Sharps Compliance, Inc. and Wells Fargo Bank, National Association